Exhibit 99.3

Privileged and Confidential Prepared at the Direction of Counsel Working Draft – Subject to Change Key Energy Services, Inc. S E N I O R U N S E C U R E D N O T E H O L D E R C O U N T E R P R O P O S A L J U N E 2 0 1 6 | C O N F I D E N T I A L HOULIHAN LOKEY SULLIVAN & CROMWELL LLP

Privileged and Confidential
Prepared at the Direction of Counsel
Working Draft – Subject to Change
Disclaimer
This non-binding term sheet describes certain material economic terms of a proposed “prepackaged” chapter 11 plan of reorganization (the “Proposal”) for Key Energy Services, Inc. (“Key” and, as reorganized, “Reorganized Key”) and its subsidiaries (collectively, the “Company”). This term sheet does not constitute a contractual commitment of any party and remains subject to final credit committee approval by the Noteholders. The term sheet merely represents certain material economic terms for a proposed restructuring of the Company’s capital structure and is subject in all respects to ongoing due diligence and the negotiation, execution and delivery of definitive documentation. This term sheet shall not constitute an offer to buy, sell or exchange for any of the securities or instruments described herein. It also shall not constitute a solicitation of the same. Further, nothing herein constitutes a commitment to exchange any debt, lend funds to the Company, vote in a certain way or otherwise negotiate or engage in the transactions contemplated herein.
This term sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is intended to be entitled to the protections of Rule 408 of the Federal Rules of Evidence and all other applicable statutes or doctrines protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.
HOULIHAN LOKEY
SULLIVAN & CROMWELL LLP

Privileged and Confidential
Prepared at the Direction of Counsel
Working Draft – Subject to Change
Key Noteholder Proposal: Summary of Key Terms
Private Company In order to effectively implement an operational turnaround, it is essential that Reorganized Key not be subject to SEC reporting obligations upon emergence. Accordingly:
Each Qualifying Shareholder will receive (x) the right to participate in and backstop 5.0% of the Rights Offering on a pro rata basis, plus (y) its Percentage distribution of common equity and warrants described below
Each Non-Qualifying Shareholders will receive its Percentage allocation of the Convenience Class Cash Out
“ Qualifying Shareholder ” means a beneficial owner of Key common stock that (x) is an accredited investor and (y) beneficially owns at least 100,000 shares of Key common stock as of a record date [TBD]; provided that the number of Qualifying Shareholders shall not exceed 50 without Required Consenting Noteholder approval. If the number of Qualifying Shareholders would exceed 50, it shall be limited to the 50 largest Qualifying Shareholders, unless the Required Consenting Noteholders otherwise agree. Moreover, a Qualifying Shareholder can elect to be treated as a Non-Qualifying Shareholder with respect to all, but not part, of its beneficial holdings
“ Non-Qualifying Shareholder ” means a beneficial owner of Key common stock as of a record date TBD that is not a Qualifying Shareholder, including a Qualifying Shareholder that elects to be treated as a Non-Qualifying Shareholder
“ Percentage ” means the percentage equal to the quotient of (x) the number of shares of Key common stock held by a Non-Qualifying Shareholder or a Qualifying Shareholder, as the case may be, divided by (y) the total number of issued and outstanding shares of Key common stock, in each case, as of a record date TBD
Post-reorganization Transfer Restrictions : All Reorganized Key Common Equity and warrants issued to Qualifying Shareholders, including in the Rights Offering and upon exercise of the warrants, shall be subject to transfer restrictions to ensure that Reorganized Key is not subject to SEC reporting obligations
Qualifying 5.0% allocation in the Rights Offering, available to be backstopped by Qualifying Shareholders on a pro rata basis
Shareholder Rights
Offering Allotment Invested on the same terms as other Rights Offering participants
Includes backstop participants’ pro rata share of the Reorganized Key Common Equity issued as a “put premium” (reflecting 6.0% of all the outstanding Reorganized Key Common Equity on a fully diluted basis)
Qualifying 1.0% of the Reorganized Key Common Equity (post-dilution from rights offering, but subject to dilution from both tranches of warrants)
Shareholder
Common Equity
Qualifying Warrants equal to 15.0% of the Reorganized Key Common Equity and exercisable (x) in cash at any time or (y) on a cashless basis at the
Shareholder earlier of the maturity date or a liquidity event, and based on the following schedule:
Warrants 10.0% of the Reorganized Key Common Equity with a 3-year expiration at a strike price equal to an equity value of par plus accrued interest of the Key Senior Unsecured Notes as of the date of the restructuring
5.0% of the Reorganized Key Common Equity with a 5-year expiration at a strike price equal to an equity value of $997.0 million
Convenience Class Up to $9.5 million
Cash Out
HOULIHAN LOKEY
SULLIVAN & CROMWELL LLP

Privileged and Confidential
Prepared at the Direction of Counsel
Working Draft – Subject to Change
Restructuring Timeline
The foregoing proposal assumes that the restructuring can be consummated in accordance with the following schedule:
Date Description
[June 6], 2016 Enter into the PSA incorporating the Prepack Plan Term Sheet
[July 6], 2016 Execute Backstop Agreement
[July 11], 2016 Commence Solicitation of PrePack Plan and Rights Offering
[August 11], 2016 Solicitation of PrePack Plan and Rights Offering ends
[August 15], 2016 Petition Date and filing of Solicitation Materials
[August 18], 2016 Hearing to approve ‘first day’ motions
[September 30], 2016 Confirmation Hearing to approve PrePack Plan, Disclosure Statement, Solicitation procedures; Confirmation Order entered
[October 21], 2016 PrePack Plan Effective Date
HOULIHAN LOKEY
SULLIVAN & CROMWELL LLP
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